UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2026

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

511 East John W. Carpenter Freeway, Suite 500 Las Colinas, TX 75062
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Seller Promissory Notes

As previously disclosed in the Current Report on Form 8-K filed by XTI Aerospace, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on November 12, 2025, on November 10, 2025, in connection with the Company’s acquisition of Drone Nerds, LLC (“Drone Nerds”), XTI Drones Holdings, LLC (“XTI Drones Holdings”), a subsidiary of the Company, issued a promissory note in the original principal amount of $10,976,284.58 (the “DN Note”) to The Origin Group DN, Inc. (the “DN Seller”), and in connection with the Company’s acquisition of Anzu Robotics, LLC (“Anzu Robotics”), XTI Drones Holdings issued a promissory note in the original principal amount of $954,459.53 (the “AR Note”) to The Origin Group AZ, Inc. (the “AR Seller”). Each of the DN Note and the AR Note bears interest at a rate of 7.25% per annum and is payable in scheduled installments of principal, together with accrued and unpaid interest, with all outstanding principal and accrued and unpaid interest due on November 10, 2026.

XTI Drones Holdings was required to pay, on or before September 30, 2026, a principal installment of $1,380,000 under the DN Note and a principal installment of $120,000 under the AR Note, in each case together with all accrued and unpaid interest. XTI Drones Holdings did not make the required payments under the DN Note and the AR Note. Under the DN Note and the AR Note, the failure to make any payment when due constitutes an event of default if the failure continues for a period of ten days. As a result, upon the expiration of that ten-day period at the end of the day on October 10, 2026, an event of default occurred under the DN Note and the AR Note on October 11, 2026 (the “Note Defaults”).

As of October 11, 2026, the aggregate outstanding principal amount of the DN Note and the AR Note was approximately $4.51 million, including unpaid interest added to principal.

As a result of the Note Defaults, (i) interest accrues on the outstanding principal balance of the DN Note and the AR Note at a default rate of 9.25% per annum (the stated rate of 7.25% plus 2.00%), and (ii) the DN Seller and the AR Seller, as applicable, may, at its option, declare the entire unpaid principal balance of the applicable note, together with all accrued and unpaid interest and all other obligations of XTI Drones Holdings under that note, immediately due and payable, and may exercise any other rights or remedies available to it under any other instrument or applicable law. XTI Drones Holdings has waived notice of default and notice of acceleration under the DN Note and the AR Note. As of the date of this Current Report on Form 8-K, neither the DN Seller nor the AR Seller has demanded payment of, or notified XTI Drones Holdings of any declaration that, any amounts outstanding under the DN Note or the AR Note are immediately due and payable.

Cross-Default Under Credit Agreement

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on February 17, 2026, Drone Nerds and Anzu Robotics (together with Drone Nerds, the “Borrowers”), each a subsidiary of the Company, XTI Drones Holdings and the other loan parties party thereto, and JPMorgan Chase Bank, N.A. (the “Lender”) are parties to a Credit Agreement, dated as of February 11, 2026 (the “Credit Agreement”), which provides for a secured asset-based revolving credit facility with commitments of up to $20.0 million, subject to a borrowing base. XTI Drones Holdings is a loan party and guarantor under the Credit Agreement. The obligations under the Credit Agreement are secured by substantially all of the assets of the Borrowers and certain of the other loan parties, including the equity interests in the Borrowers held by XTI Drones Holdings.

Under the Credit Agreement, an event of default occurs if any loan party fails to make any payment in respect of certain material indebtedness, which includes the DN Note, when due, subject to any applicable grace periods, or if any event or condition occurs that enables the holder of such material indebtedness to cause it to become due prior to its scheduled maturity. Accordingly, the default under the DN Note also resulted in events of default under the Credit Agreement (the “Cross-Defaults”). In addition, certain other events of default have occurred, or may be asserted by the Lender to have occurred, under the Credit Agreement in connection with the Note Defaults (any such events of default, together with the Cross-Defaults, the “Credit Agreement Defaults”). Any such other events of default would not be cured by a waiver of the Note Defaults by the DN Seller or the AR Seller.

While the Credit Agreement Defaults continue, the Lender is not obligated to make loans or issue letters of credit under the Credit Agreement, and, without the Lender’s consent, the loan parties may not make dividends or other distributions to the Company or make payments on their other indebtedness, other than regularly scheduled payments made when due. Regularly scheduled payments on certain subordinated indebtedness of the Borrowers also require the Lender’s consent. As a result, XTI Drones Holdings may need the Lender’s consent to pay the amounts missed on September 30, 2026, including when the remaining balance of the DN Note and the AR Note becomes due at maturity on November 10, 2026. The Lender may also terminate its commitment, declare all amounts outstanding under the Credit Agreement immediately due and payable, require cash collateral for outstanding letters of credit, charge default interest at an additional 2.00% per annum, and exercise its rights as a secured creditor, including by selling the collateral, collecting the Borrowers’ accounts receivable directly from customers and exercising voting rights with respect to the pledged equity interests in the Borrowers. As of October 16, 2026, approximately $8.4 million of revolving loans were outstanding under the Credit Agreement. As of the date of this Current Report on Form 8-K, the Lender has not delivered notice of the exercise of any of these remedies.

Discussions with Note Holders and Lender

The Company and XTI Drones Holdings have agreed with the DN Seller and the AR Seller on the terms of a temporary waiver of the Note Defaults, subject to the execution of a waiver agreement, and the parties intend to pursue a restructuring of the DN Note and the AR Note. The Borrowers have notified the Lender of the Note Defaults and intend to seek a waiver of the Credit Agreement Defaults from the Lender. Under the Credit Agreement, certain amendments of, and certain payments under, the DN Note and the AR Note may require the Lender’s consent. There can be no assurance that agreements will be reached with the DN Seller, the AR Seller or the Lender on acceptable terms, or at all.

If such agreements are not reached, the DN Seller or the AR Seller could declare all amounts outstanding under the applicable note immediately due and payable, and the Lender could cease making loans under the Credit Agreement, terminate its commitment and declare all amounts outstanding under the Credit Agreement immediately due and payable. The Company does not currently have sufficient available liquidity to repay all amounts that would be due if the DN Note and the AR Note or the obligations under the Credit Agreement were accelerated. Any of these events could have a material adverse effect on the Company’s liquidity (including the ability of the Borrowers to fund their operations), financial condition and results of operations.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future are forward-looking statements, including statements regarding the Company’s discussions with the DN Seller, the AR Seller and the Lender, the expected signing of the term sheet and the waivers described above, any waiver of the Note Defaults or the Credit Agreement Defaults, any amendment of the payment terms of the DN Note and the AR Note, and the potential consequences of the Note Defaults and the Credit Agreement Defaults. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to the Company’s management. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations or projections. Such risks include, but are not limited to, the risk that the Company is unable to reach agreements with the DN Seller, the AR Seller or the Lender on acceptable terms or at all, including the risk that the term sheet or the waivers are not signed on the expected terms or at all, or that definitive documentation for a refinancing is not entered into; the risk that the DN Seller, the AR Seller or the Lender exercises its rights and remedies, including by declaring amounts outstanding immediately due and payable or, in the case of the Lender, by ceasing to make loans or terminating its commitment; the Company’s ability to repay or refinance its obligations under the DN Note, the AR Note and the Credit Agreement when due; and the availability of capital and liquidity. Such risks also include the Company’s expectation, as disclosed in its Notification of Late Filing on Form 12b-25 filed on August 17, 2026, that its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 will disclose substantial doubt about the Company’s ability to continue as a going concern. Additional risks and uncertainties include, but are not limited to, those described in the “Risk Factors” set forth in “Item 1A. Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on April 15, 2026, and in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 14, 2026, and those described from time to time in other reports which the Company files with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: October 16, 2026	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer

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